SUBSCRIPTION AGREEMENT

1. SUBSCRIPTION. GreenShift Corporation (the "Subscriber") hereby makes application to purchase SEVEN HUNDRED AND FIFTY THOUSAND (750,000) shares of Series C Preferred Stock of VERIDIUM CORPORATION (the "Company"), ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) shares of Common Stock of the Company, and a five year option to purchase THREE HUNDRED SEVENTY FIVE THOUSAND shares of Series C Preferred Stock of Veridium Corporation at FOUR DOLLARS ($4.00) per share to be issued by the Company (collectively, the "Securities").

2. REPRESENTATIONS OF SUBSCRIBER. The undersigned Subscriber represents and warrants to the Company as follows:

     (A)  I have relied solely upon:

          (a) the information contained in the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004;

          (b) the information contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004; and

          (c) any information furnished in written form by the Company to me and signed by the Company.

          I am not relying upon any oral representations or other written information in making the decision to purchase the Option subscribed for herein;

     (B) I recognize that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any state, and, therefore, cannot be resold unless the Securities are registered under the Act or unless an exemption from registration is available. I further recognize that no public agency has passed upon the accuracy or adequacy of any information presented by the Company in connection with this offering or the fairness of the terms of the offering;

     (C) I am acquiring the Securities for my own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and I do not presently have any reason to anticipate any change in my circumstances, financial or otherwise, or any particular occasion or event which would necessitate or require my sale or distribution of the Securities;

     (D) I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision, and do not require a Purchaser Representative;

     (E) I recognize that the Company, as presently constituted, has had a limited operating history, that an investment in the Company is speculative, and that the total amount of funds tendered to purchase the Option is placed at the risk of the business and may be completely lost;

     (F) I understands that the books and records of the Company are available for inspection prior to my purchase of the Option, upon reasonable notice, during reasonable business hours at the Company' . s place of business;

     (G) I have been provided access to any information I requested in evaluating my purchase of the Option; and

     (H) I have been presented with the opportunity to ask questions and receive answers from officers of the Company relating to the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of the information made available to me.

3.   ACCREDITED INVESTORS.  Please initial one of the following items:

     (A) The undersigned Subscriber is an Accredited Investor (as defined by the Regulations of the Securities and Exchange Commission) because the undersigned:

          --- is a natural person who has an individual net worth, or joint net worth with that person's spouse, of more than $1,000,000; or

          --- is a natural person who had an individual income in excess of $200,000 (or $300,000) (jointly with my spouse) in each of the two most recent years and who reasonably expects an income in excess of $200,000 (or $300,000 jointly with my spouse) in the current year; or

          --- is an entity in which all of the equity owners fall within one of the categories set forth above; or

          --- is an entity not formed for the specific purpose of acquiring the Option with total assets in excess of $5,000,000; or

          X    is  otherwise  an  Accredited  Investor  as  defined  in  Section
         ---   501(a)(1) through (8) of Regulation D under the Securities Act of
               1933.

     (B)  The  undersigned  is  not  an  Accredited   Investor.   ---

    (NOTE: Subscriptions will not be accepted from any person or entity that which is not an Accredited Investor.)

4. REGISTRATION RIGHTS. Promptly after the execution of this agreement, the Company shall prepare and file with the Securities and Exchange Commission a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of counsel for the Company in order to comply with the provisions of the Securities Act, so as to permit a public sale by the Subscriber of the Securities. In connection with the registration of the Securities, the Company covenants and agrees as follows:

     (A) The Company will use its best efforts to cause the registration statement to be declared effective as promptly as practicable.

     (B) Until all of the Securities have been sold the Company will file such amendments to the registration statement as are necessary in order to permit continued use of the prospectus.

5. SUBSCRIPTION AND PAYMENT. Upon the Company's acceptance of this Subscription Agreement, the undersigned will pay to the Company by wire transfer (per instructions received from the Company) ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) (the "Investment"), representing the purchase price for the Securities in two tranches of ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($1,250,000) and TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) payable on or about December 28, 2004 and February 15, 2005, respectively. Upon receipt of the first tranche of said funds, the Company will issue the Securities and deliver them to the Subscriber.

6. FEES AND COSTS. The Company shall pay the Subscriber the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000) for the various professional fees and other costs associated with the Investment, ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($125,000) of which amount shall be paid out of the first tranche and SEVENTY FIVE THOUSAND ($75,000) out of the second tranche of the Investment pursuant to Section 5 hereof.

7. ADJUSTMENT TO SECURITIES. The shares of Series C Preferred Stock shall be subject to adjustment upon conversion such that the percentage of the Company's issued and outstanding common stock represented by the shares of the Securities as if fully converted upon the execution of this Subscription Agreement, shall remain constant until the second anniversary of the receipt by the Company of the Investment proceeds. Furthermore, the Investment shall be price-protected such that the Company shall issue the Subscriber additional shares of Common Stock to the extent of any difference between the Investment and the ultimate proceeds realized in the event of any sales of the Securities, and on the basis of the then-current market price of the Company's common stock.

8. AUTHORIZATION. The Company has the full corporate power and authority enter into this Subscription, to issue the Securities upon execution hereof and, as necessary, pursuant to Section 7 above, and to carry out the transactions contemplated hereby and thereby. The confirming resolution of the Company's Board of Directors is attached hereto as Exhibit A to this Subscription, and the confirming instruction to the Company's transfer agent in regard to this Subscription and the ongoing requirements of
     Section 7 hereof is attached hereto as Exhibit B to this Subscription. This Subscription has been duly executed and delivered by the Company, and this Subscription is, and will be, on the execution hereof, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms of this Subscription.

9. BINDING EFFECT. This Subscription Agreement is executed this 22nd day of December, 2004, and shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.



                THE UNDERSIGNED REPRESENTS THAT HE HAS READ THIS
                    SUBSCRIPTION AGREEMENT IN ITS ENTIRETY.


GREENSHIFT CORPORATION



By:  /s/  Kevin Kreisler
     ------------------------------
          Kevin Kreisler
          Chairman






ACCEPTED BY THE COMPANY THIS 22nd DAY OF DECEMBER, 2004:




                              VERIDIUM CORPORATION


                              By:---------------------------------
                                  Jim Green President and
                                   Chief Operational Officer



















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